Exhibit 4.2

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

INCORPORATED ON JULY 31, 2007

Number	Shares

PEPLIN, INC.

CLASS B COMMON STOCK

Authorized Capital Stock: 100,000,001

Common Stock: 100,000,000 Shares, par value $0.001 per share

Preferred Stock: 10,000,000 Shares, par value $0.001 per share

Class B Common Stock: 1 Share, par value $0.001 per share

THIS CERTIFIES THAT	IS THE REGISTERED

HOLDER OF	SHARES OF

CLASS B COMMON STOCK OF

PEPLIN, INC.

HEREINAFTER DESIGNATED “THE CORPORATION.” TRANSFERABLE ON THE BOOKS OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

THE SHARES REPRESENTED HEREBY ARE RESTRICTED AS TO TRANSFER AS DESCRIBED OR SET FORTH ON THE REVERSE SIDE HEREOF.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers this          day of             , 200    .

Philip Moody, Chief Financial Officer and Treasurer	Michael Aldridge, Chief Executive Officer and President

FOR VALUE RECEIVED,	HEREBY SELL, ASSIGN AND

TRANSFER UNTO

SHARES REPRESENTED BY
THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OF SUBSTITUTION ON THE PREMISES.

DATED                     , 20

Notice: The signature to the foregoing assignment must correspond to the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatsoever and should be guaranteed by a commercial bank or trust company having an office or correspondent in Los Angeles or New York City or by a member firm of the New York Stock Exchange, American Stock Exchange or Pacific Coast Stock Exchange.

Signature Guaranteed:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.